CODE OF ETHICS AND PERSONAL TRADING POLICY

FOR NORTH AMERICA

Applicable To	● All Covered Persons (as defined below) ● All entities listed on Exhibit A (collectively, “Invesco NA”)
Departments Impacted	Global Ethics Office
Risk Addressed by Policy	Clients are harmed because of a Covered Person’s conflict of interest, violation of fiduciary duties or fraudulent/deceptive personal trading activities.
Relevant Law & Related Resources

●  Rule 17j-1 under the Investment Company Act (“Rule 17j-1”)

●  Rule 204A-1 under the Investment Advisers Act (“Rule 204A-1”)

●  Ontario Securities Commission: National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”)

Approved By	● Invesco Mutual Funds Board: April 2020 ● Invesco ETF Board: March 2020 ● Invesco Canada Limited (“ICL”) Board: May 2020
Effective Date	April 2020

GLOSSARY

I.	BACKGROUND.

This Code of Ethics and Personal Trading Policy for North America (the “Code”) requires that Covered Persons (as defined below) adhere to high standards of ethical conduct and act with integrity in accordance with their fiduciary duties. The Code is intended to comply with the requirements of Rule 204A-1, Rule 17j-1 and NI 31-103.

Rule 204A-1 and Rule 17j-1 require, among other things, the adoption and enforcement of a written code of ethics that:

●	sets forth required standards of business conduct and reflects the fiduciary duty owed to clients;
●	requires employees to conduct themselves in compliance with applicable laws and regulations;
●	prohibits conduct that constitutes fraud, deceit or any other manipulative practice with respect to a client; and
●	establishes policies and procedures that:
○	are reasonably designed to detect and prevent activities which are or could be perceived as violating a fiduciary duty, breaching confidentiality obligations or creating a conflict of interest;
○	prohibit the misuse of Material Non-public Information; and
○	address conflicts of interest arising from personal trading activities.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

NI 31-103 requires registrants to establish, maintain and apply policies and procedures that establish a system of controls to comply with securities legislation, including, but not limited to, the management of conflicts of interest matters, which may include personal trading activities.

II.	STANDARDS OF BUSINESS CONDUCT AND FIDUCIARY DUTIES.

Each Invesco NA Adviser has a fiduciary relationship with respect to each of their Client Accounts. As such, Invesco NA and Covered Persons shall:

●	place the interests of clients ahead of their personal interests (or, in the case of Independent Directors/Trustees, the funds they oversee);

●

conduct their personal trading in a manner consistent with this Code and other applicable policies to avoid any actual or potential conflicts of interest, or any abuse of position of trust and responsibility;

●	comply with applicable rules and regulations; and

●	keep all MNPI (as defined below) confidential.

Invesco NA and all Covered Persons are prohibited from:

●	profiting personally by using MNPI and disclosing MNPI to any person (except as may be permitted by law or in accordance with applicable policies);

●	employing any device, scheme or artifice to defraud any Client Account;

●

making an untrue statement of a material fact or omitting to state a material fact to a client that, in light of the circumstances under which they are made, are necessary to make the statement non-misleading;

●	engaging in any act, practice or course of business that operates or would operate as a fraud or deceit to a Client Account; or

●	engaging in any manipulative practice with respect to a Client Account or securities (including price manipulation).

Invesco NA maintains other compliance policies that may be directly applicable to a Covered Person’s specific responsibilities and duties and that address additional standard of conducts for employees. These policies are available on the Invesco Ltd. intranet site and include, but are not limited to:

● Global Code of Conduct ● Global Insider Trading ● Global Fraud Escalation ● Global Political Contributions	● Activities Outside of Invesco (US Covered Persons) ● Outside Activities (ICL Covered Persons) ● Global Gifts and Entertainment

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

III.	DEFINITIONS.

“Beneficial Interest” or “Beneficial Ownership” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to share at any time in any economic interest or profit derived from ownership of, or a transaction in, a Covered Security.

A Covered Person is deemed to have a Beneficial Interest or Ownership in any:

●

Covered Security held in an account registered in the name of the Covered Person or jointly with others (e.g., joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations). For purposes of this definition, controlling means the power to exercise influence over the management or policies of a company, unless such power is solely the result of an official position with the company;

●

Covered Security held in an account registered in the name of a Covered Person’s Immediate Family Member, friend or any other third-party for which the Covered Person: (i) acts as trustee, executor, or guardian or provides investment or any other advice; or (ii) has any form of discretion or authority; and

●	interest(s) held by the Covered Person in a general or limited partnership or limited liability company.

For questions relating to whether they have Beneficial Interest in a Covered Security: (i) Covered Persons (excluding Independent Directors/Trustees) shall contact the Global Ethics Office; and (ii) Independent Directors/Trustees shall contact the applicable Chief Compliance Officer.

“Client Account” means an Invesco Fund (with respect to Covered Persons other than Independent Directors/Trustees), a separately managed account, a personal trust or estate, an employee benefit trust or any other account for which an Invesco NA Adviser provides investment advisory or sub-advisory services. For Independent

Directors/Trustees, “Client Account” shall mean the Invesco funds they oversee.

“Compliance Reporting System” means any third party, web-based application utilized by Covered Persons (excluding Independent Directors/Trustees) for personal trading reporting, as required under this Code (e.g., Star Compliance).

“Covered Account” means any account that holds or may hold a Covered Security, such as any:

●	account in the Covered Person’s name;
●	joint or tenant-in-common account in which the Covered Person has an interest or is a participant;

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

●	account for which a Covered Person acts as trustee, executor or custodian; and
●

account over which a Covered Person has investment discretion or has the power (whether or not exercised) to direct the acquisition or disposition of Covered Securities (other than a Client Account that the Covered Person manages or over which they have investment discretion). It is presumed that a Covered Person can control accounts held by Immediate Family Members.

“Covered Person” means:

●	an Employee;
●

any director or officer, or full-time or part-time Employee of an Invesco Ltd. Affiliate who is located in North America and is not otherwise subject to another Invesco Ltd. Affiliate’s code of ethics;

●	any Independent Director/Trustee;
●	any individual who is not an Employee, but who is conducting business on behalf of an Invesco Ltd. Affiliate and has access to the firm’s internal network systems;
●	any person meeting the definition of “Access Person,” as defined in Rule 17j-1 or Rule 204A-1; or
●	anyone who, in the discretion of the Global Ethics Office, is deemed to be a Covered Person subject to the requirements of this Code.

“Covered Security” means, unless otherwise exempt from the definition as set forth below:

●

generally any: (i) investment, instrument, asset or holding (whether publicly or privately traded); (ii) Exchange Traded Product (as defined below); (iii) closed-end fund; and (iv) option, future, forward contract, listed depositary receipt (e.g., American Depositary Receipt, American Depositary Share, Global Depositary Receipt) or other obligation involving securities, a commodity, or an index thereof (including an instrument whose value is derived or based on any of the above (a “derivative”));

●	any Invesco Fund;
●	any security or instrument that can be traded by an Invesco Ltd. Affiliate on behalf of a client; and
●	any instrument that is convertible or exchangeable into a Covered Security or which confers a right to purchase a Covered Security.

The following securities are exempt from the definition of “Covered Security:”

●	direct obligations of the U.S. government or Canadian government, or their respective agencies, instrumentalities and government-sponsored enterprises;

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

●	bankers’ acceptances, bank certificates of deposit, commercial paper or high quality short-term debt instruments (including repurchase agreements);

●	shares of unaffiliated open-end mutual funds (including shares of a money market fund or shares of a unit investment trust that invests exclusively in open-end mutual funds);

●

any unit investment trust (including those advised or sub-advised by an Invesco NA Adviser). Notwithstanding the foregoing, any shares of any series of the Invesco QQQ Trust or the BLDRS Index Fund Trust shall be considered a Covered Security;

●	principal-protected or linked-note investment products;

●	certain qualified tuition programs established pursuant to Section 529 of the Internal Revenue Code of 1986, as amended (“529 Plans”); or

●	physical commodities (including foreign currencies).

“Delegated Discretionary Account” means an account for which a Covered Person has written evidence that decision-making authority has been completely relinquished to a professional money manager who is not an Immediate Family Member or not otherwise subject to this Code and over which the Covered Person has no direct or indirect influence or control. Notwithstanding the foregoing, the Covered Person shall be permitted to establish overall investment objectives and investment guidelines for the manager, such as indicating industries or types of securities in which the Covered Person wishes to invest.

“Designated Broker List” means the list of financial institutions where a Covered Person (excluding Independent Directors/Trustees) may maintain a Covered Account.

“Employee” means an individual who serves as a director or officer of an Invesco NA entity or who is employed on a full-time or part-time basis by an Invesco NA entity or subsidiary thereof. For purposes of this Code, the term Employee also includes the Employee’s Immediate Family Members.

“Exchange Traded Product” or “ETP” means a security traded on an exchange that tracks an underlying security, index or financial instrument. The term “ETP” includes, among other things, exchange traded funds (“ETFs”), exchange-traded notes (“ETNs”) and exchange-traded commodities (“ETCs”), but excludes actively managed ETFs.

“Global Ethics Office” means the team within Compliance that is responsible for monitoring conflicts in connection with employee personal trading, political contributions, outside business activities and gifts and entertainment.

“Immediate Family Member” means a Covered Person’s spouse (including a domestic partner or other equivalent), child, stepchild, parent, stepparent, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in law who share the

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

Covered Person’s household. For questions relating to whether a family member is or should be excluded from this definition: (i) Covered Persons shall contact the Global Ethics Office; and (ii) Independent Director/Trustee’s shall contact the applicable Chief Compliance Officer.

“Independent Director/Trustee” means any; (i) director or trustee of an Invesco Mutual Fund who is not an “interested person” (as defined in Section 2(a)(19) of the Investment Company Act) of an Invesco Mutual Fund; (ii) director or trustee of an Invesco ETF who is not an “interested person” (as defined in Section 2(a)(19) of the Investment Company Act) of an Invesco ETF; or (iii) member of the Invesco Canada Independent Review Committee, Invesco Canada Funds Advisory Board or Board of Directors of Invesco Corporate Class Inc. who has no other executive responsibilities or engagement in an Invesco Canada Fund or Invesco NA’s day-to-day activities beyond the scope of his or her duties as director/trustee.

“Initial Public Offering” or “IPO” means: (i) any Covered Security which is being offered for the first time on a recognized stock exchange; or (ii) an offering of securities registered under the Securities Act, the issuer of which immediately before such registration was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended or foreign regulatory equivalents thereof.

“Invesco Canada Funds” means the Invesco Funds domiciled in Canada.

“Invesco ETFs” means the series of exchange traded funds advised by Invesco Capital Management, LLC and registered under the Investment Company Act.

“Invesco Fund” means any pooled investment vehicle or other proprietary investment product advised or sub-advised by an Invesco Ltd. Affiliate. The term Invesco Fund includes Invesco Canada Funds, Invesco ETFs and Invesco Mutual Funds.

“Invesco Ltd.” means the company whose shares are publicly traded on the New York Stock Exchange with the ticker symbol “IVZ.” Invesco Ltd. is the parent company of the Invesco Ltd. Affiliates.

“Invesco Ltd. Affiliate” means any direct or indirect subsidiary of Invesco Ltd.

“Invesco Mutual Funds” means the family of open-end and closed-end investment companies advised by Invesco Advisers, Inc. and registered under the Investment Company Act.

“Invesco NA” means, collectively, the entities set forth in Exhibit A.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

“Invesco NA Adviser” means, collectively, the SEC registered investment advisers set forth in Exhibit A.

“Investment Advisers Act” means the U.S. Investment Advisers Act of 1940, as amended, and the rules and regulations adopted thereunder.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, and the rules and regulations adopted thereunder.

“Investment Person” generally means a Covered Person (excluding any Independent Director/Trustee) who:

●

as part of his or her regular functions or duties makes or participates in making recommendations regarding the purchase or sale of securities in a Client Account (e.g., portfolio managers, securities analyst or traders); or

●

works directly with or is in the same department/investment team as a portfolio manager and is likely to be exposed to sensitive information relating to those Client Accounts for which the portfolio manager has responsibility (including those who serve an administrative function).

“Limited Offering” means an offering of securities that is not part of a registered offering under Section 5 of the Securities Act, including but not limited to those offered pursuant to Section 4(a)(2), 4(a)(5) and 4(a)(6) (e.g., private placements, private funds and hedge funds).

“MNPI” or “Material Non-public Information” means information not known to the public that may, if disclosed, have a significant impact on the price of a financial instrument and that a reasonable investor would likely consider relevant or important when making an investment decision.

“Restricted List” means the list of issuers for which Covered Persons or an Invesco NA entity may be in possession of MNPI.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations adopted thereunder.

IV.	PERSONAL TRADING REQUIREMENTS.

1.	Covered Account Requirements for Covered Persons (excluding Independent Directors/Trustees).

●	Covered Accounts Maintained in the U.S. or India shall be maintained:
○	with a financial institution on the Designated Broker List (which may be accessed via the Compliance Reporting System);

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

○	in a qualified retirement plan that a Covered Person is not legally or unilaterally able to transfer; or
○	for U.S. only, with any full-service broker dealer.

●	Open-End Invesco Mutual Funds shall be held:
○	in an account maintained with a financial institution on the Designated Broker List;
○	in a qualified retirement plan that a Covered Person is not legally or unilaterally able to transfer;
○	in the Covered Person’s Invesco 401(k) or Invesco CollegeBound 529 plan; or
○	directly with the open-end Invesco Mutual Funds’ transfer agent.

●

Delegated Discretionary Accounts may be established as long as such account is approved by the Global Ethics Office before being established and such Covered Person provides a copy of the managed account agreement and other required information to the Global Ethics Office.

2.       Trade Confirmations and Duplicate Statements for Covered Persons (excluding Independent Directors/Trustees).

Covered Persons shall provide duplicate trade confirmations and account statements for their Covered Accounts to the Global Ethics Office or applicable Compliance team.

●

Covered Accounts maintained with a financial institution on the Designated Broker List or with a full-service broker dealer: Such financial institutions are required to submit the statements electronically.

●

All other Covered Accounts: Covered Persons shall direct their financial institution to submit statements electronically to the Global Ethics Office. In the event electronic submission is not an option, Covered Persons shall be personally responsible for submitting statements. The statements shall be provided in a timely manner, but no later than 15 days following a trade or the receipt of a periodic statement.

3. Pre-Clearance of Personal Trades.

Covered Persons (excluding Independent Directors/Trustees): Except as noted below, Covered Persons shall pre-clear all Covered Securities transactions in Covered Accounts via the Compliance Reporting System. For Covered Accounts in which a Covered Person has a beneficial interest but does not exercise control, trade requests shall be submitted either through the Covered Person or by contacting the Global Ethics Office. The Global Ethics Office shall provide the Covered Person with a notification of a decision regarding the trade request. Covered Persons are prohibited from executing a trade in a Covered Account until they are

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

notified by the Global Ethics Office that the trade has been approved. Good until cancelled orders are prohibited.

Approval remains in effect until the end of the business day on which it was granted, unless approval is granted after the close of the trading day (e.g., trading on a foreign market or bond exchange). In that circumstance, approval shall be valid until the close of the market on the following trading day. Covered Persons shall be required to re-submit for approval any trades that are not executed within these time constraints.

●

Pre-Clearance of Limited Offerings. Covered Persons shall provide written notification to, and receive approval from, the Global Ethics Office prior to investing in a Limited Offering. The written notification shall include a detailed description of the Limited Offering and such Covered Person may be required to provide other relevant documentation describing the investment (e.g., offering memorandum or private placement memorandum). This process shall not be required for a Limited Offering offered by an Invesco Ltd. Affiliate directly to any Covered Person as such Limited Offerings shall be considered de-facto pre-approved and pre-cleared.

●	Exemptions from Pre-Clearance. Purchases or sales of the following are exempt from the pre-clearance requirement:
○	Covered Securities in a Delegated Discretionary Account;
○	Invesco Funds (excluding closed-end Invesco Mutual Funds and Invesco ETFs);
○	broad-based unaffiliated ETPs;
○	currencies and commodities;
○	derivatives of an index of securities, currencies or commodities; and
○

securities held for Employees or an Employee’s Immediate Family Members in Invesco CollegeBound 529 Plans, Invesco Core U.S. 401(k) Plans (excluding elections in the personal choice retirement account) and registered group retirement savings plans offered by an Invesco Ltd. Affiliate.

Shares purchased through an employee share purchase plan or shares acquired under an equity awards program are also exempt from pre-clearance.

Independent Directors/Trustees on the Invesco Mutual Funds Board shall comply with any pre-clearance requirements for transactions involving Invesco Mutual Funds that are closed-end funds, pursuant to the Independent Director/Trustee policies and guidelines.

Independent Directors/Trustees on the Invesco ETFs and Invesco Canada Funds Board shall not be subject to any pre-clearance requirements.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

4.	Trading Restrictions/Prohibitions.

Covered Persons (excluding Independent Directors/Trustees on the Invesco Mutual Funds, Invesco Canada Funds and Invesco ETFs Board).

●

Blackout Period. Covered Persons are prohibited from trading any Covered Security in a personal account on a day during which a Client Account has a pending “buy” or “sell” order in the same Covered Security.

In addition:

○

Investment Persons with knowledge of trading in a Covered Security for a Client Account are prohibited from personal trading within three trading days before and three trading days after such Client Account transaction; and

○

All other Covered Persons with knowledge of trading in a Covered Security for a Client Account are prohibited from personal trading in the same Covered Security within two trading days after such Client Account transaction.

The blackout period restrictions shall not apply to purchases and sales of a Covered Security that comply with certain specifications (e.g., large market capitalization) as may be determined from time to time by the Global Ethics Office.

●	Other Prohibitions. Covered Persons shall be prohibited from:

○	trading a Covered Security of an issuer on the applicable Restricted List(s);
○	purchasing a Covered Security in an IPO or secondary offering;
○	participating in an investment club;
○

excessive short-term trading of any open-end Invesco Mutual Fund (excluding money market funds) and/or cash-in-lieu Invesco ETF pursuant to the various limitations outlined in the respective prospectus or other fund disclosure documents;

○

engaging in personal trading in Covered Securities that is excessive or that compromises Invesco NA’s fiduciary duty to Client Accounts, as determined by the Global Ethics Office in its discretion; and

○

for Investment Personnel, effecting short sales of a Covered Security in a Covered Account if a Client Account for which the Investment Person has investment management responsibility has a long position in such Covered Security.

Short-Term Trading Restriction for all Covered Persons (including Independent Directors/Trustees).

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

●

Covered Persons (excluding Independent Directors/Trustees on the Invesco Mutual Funds, Invesco Canada Funds and Invesco ETFs Board) shall not profit from the purchase and sale, or the sale and purchase, of a Covered Security (or a short sale and cover of the same Covered Security) within 60 calendar days of the trade date of the same Covered Security. Transactions in Invesco Canada Funds are subject to the short-term trading requirements outlined in the applicable prospectus.

This restriction shall apply to all Covered Securities, including those which are exempt from pre-clearance (e.g., Invesco Funds). Transactions in unaffiliated ETPs, currencies, commodities and derivatives (e.g., options and futures) based on an index of securities, currencies and commodities are exempt from the 60-day holding period. This exemption shall not apply to derivatives of individual securities.

If a Covered Security is traded within the applicable holding period, the full amount of any profit from the trade, which has not been adjusted to account for applicable taxes or related fees, shall be disgorged to a charity of Invesco Ltd.’s choice.

●

Independent Directors/Trustees on the Invesco Mutual Funds Board shall only be subject to the short-term trading restrictions described above with respect to Invesco Mutual Funds that are closed end funds.

●	Independent Directors/Trustees on the Invesco Canada Funds and Invesco ETF Board shall not be subject to the short-term trading restrictions described above.

5.	Special Requirements for Transactions in Invesco Ltd. Stock.

Covered Persons (excluding Independent Directors/Trustees on the Invesco Mutual Funds, Invesco Canada Funds and Invesco ETF Board): Transactions in Invesco Ltd. stock are subject to the pre-clearance and reporting requirements set forth above. Covered Persons are prohibited from engaging in transactions in publicly traded options such as puts, calls and other derivative securities relating to Invesco Ltd.’s securities, on an exchange or any other organized market. Covered Persons should refer to the Global Insider Trading policy whenever they wish to transact in Invesco Ltd. securities in a Covered Account.

Independent Directors/Trustees on the Invesco Mutual Funds, Invesco Canada Funds and Invesco ETF Board): Independent Directors/Trustees shall refrain from beneficially owning Invesco Ltd. stock.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

6.	Covered Person Reporting and Periodic Certifications.

Covered Persons (excluding Independent Directors/Trustees).

●	New Hire Requirements:

○

Initial Report. Within 10 calendar days of becoming subject to the Code, each Covered Person shall be required to submit an Initial Holdings Report to the Global Ethics Office, regardless of whether the Covered Person has any Covered Securities to report. The report shall contain the following information, which must be current within 45 calendar days of becoming a Covered Person:

◾

a list of all Covered Securities including the name, the number of shares (for equity securities) or the interest rate and maturity date (if applicable) and the principal amount (for debt securities) for each Covered Security;

◾	the security identifier (CUSIP, symbol, etc.) for each Covered Security;
◾

a list of the Covered Person’s Covered Accounts, which shall generally include the name of the financial institution with which the Covered Person maintains a Covered Account, the date the account was established and the account number; and

◾	the date that the report is submitted by the Covered Person to the Global Ethics Office.

○

Disclosure of Covered Accounts. Within 90 calendar days of becoming subject to the Code, Covered Persons shall be required to establish their Covered Accounts in accordance with the requirements set forth in “Covered Account Requirements.”

○	New Hire Certification. Within 30 calendar days of becoming subject to the Code, Covered Persons shall be required to review and certify to the Code via the Compliance Reporting System.

●	Ongoing Requirements:

○	New Covered Accounts. Covered Persons shall report a new Covered Account via the Compliance Reporting System within 30 calendar days of opening the account.

○

Annual Holdings Report. At least annually, Covered Persons shall submit an Annual Holdings Report via the Compliance Reporting System and include the following information (which must be current within 45 calendar days of the date the report is submitted):

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

◾

a list of all Covered Security holdings, including the Covered Security name, the number of shares (for equities); or the interest rate and maturity date (if applicable) and principal amount (for debt securities) for each Covered Security;

◾	the Covered Security identifier (CUSIP, symbol, etc.);
◾	the name of the broker-dealer or bank with or through which a Covered Account is held;
◾	with respect to any non-public Covered Security owned by the Covered Person, a statement indicating whether the issuer has changed its name or publicly issued securities during such calendar year; and
◾	the date that the report is submitted by the Covered Person to the Global Ethics Office.

○

Annual/Ad-Hoc Certification. At least annually, Covered Persons shall certify via the Compliance Reporting System that they have read, understand and complied with the Code. Such certification shall also be required within 30 calendar days following any material changes to the Code.

Attached as Exhibit B is an Overview of Personal Trading Requirements that provides a summary of certain requirements set forth under this Code applicable to Covered Persons (excluding Independent Directors/Trustees). The Overview is not meant to serve as a replacement for reading the Code.

All Covered Persons (including Independent Directors/Trustees):

Quarterly Transaction Report.

●

Covered Persons (excluding Independent Directors/Trustees) shall complete a Quarterly Transaction Report via the Compliance Reporting System within 30 calendar days after each quarter end, whether or not they executed transactions during the quarter.

●

Independent Directors/Trustees on the Invesco Mutual Funds Board shall complete a Quarterly Transaction Report only if the Independent Director/Trustee knew, or in the ordinary course of fulfilling his or her official duties as an Independent Director/Trustee, should have known, that, during the 15-day period immediately preceding or following the date of the Independent Director/Trustee’s transaction in a Covered Security: (i) an Invesco Mutual Fund purchased or sold the Covered Security; or (ii) an Invesco Mutual Fund, Invesco Advisers, Inc. or any sub-adviser to such Invesco Mutual Fund considered purchasing or selling the Covered Security.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

●

Independent Directors/Trustees on the Invesco ETF Board shall complete a Quarterly Transaction Report only if the Independent Director/Trustee knew, or in the ordinary course of fulfilling his or her official duties as an Independent Director/Trustee, should have known, that, during the 15-day period immediately preceding or following the date of the Independent Director/Trustee’s transaction in a Covered Security: (i) an Invesco ETF purchased or sold the Covered Security; or (ii) an Invesco ETF, Invesco Capital Management, LLC or any sub-adviser to such Invesco ETF considered purchasing or selling the Covered Security.

●

Independent Directors/Trustees on the Invesco Canada Funds Board shall complete a Quarterly Transaction Report only if the Independent Director/Trustee knew, or in the ordinary course of fulfilling his or her official duties as an Independent Director/Trustee, should have known, that, during the 15-day period immediately preceding or following the date of the Independent Director/Trustee’s transaction in a Covered Security: (i) an Invesco Canada Fund purchased or sold the Covered Security; or (ii) an Invesco Canada Fund, Invesco Canada Ltd. or any sub-adviser to such Invesco Canada Fund considered purchasing or selling the Covered Security.

●

Independent Directors/Trustees subject to the above reporting requirement shall request the Quarterly Transaction Report from and submit the completed report to the applicable Chief Compliance Officer.

The Quarterly Transaction Report shall include the following information:

○

the date of all transactions in that quarter, the Covered Security name, the number of shares (for equity securities), or the interest rate and maturity date (if applicable) and the principal amount (for debt securities) for each Covered Security;

○	the nature of the transaction (buy, sell, etc.);
○	the Covered Security identifier (CUSIP, symbol, etc.);
○	the price of the Covered Security at which the transaction was executed;
○	the name of the broker-dealer or bank executing the transaction; and
○	the date that the report is submitted by the Covered Person to the Global Ethics Office or by the Independent Directors/Trustees to the applicable Chief Compliance Officer.

The Quarterly Transaction Report can exclude the following information:

○	transactions in a Limited Offering that has been previously disclosed to, and approved by, the Global Ethics Office;

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

○

transactions in an automatic investment plan/pre-authorized chequing plan/dividend reinvestment plan/payroll deduction or made on behalf of an Employee in the ICL Sponsored GWL Group Retirement Savings Plan;

○	transactions executed in a Delegated Discretionary Account;
○	transactions executed in Covered Securities that are either:
◾	directly with an affiliated transfer agent; or
◾

in the Covered Person’s registered group retirement savings plan (including transactions made on behalf of the Covered Person in the ICL sponsored GWL Group Retirement Savings Plan) or Invesco Core US 401(k) Plan.

VI.	VIOLATIONS AND SANCTIONS.

Covered Persons (excluding Independent Directors/Trustees) shall report violations and potential violations of this Code to the Global Ethics Office. Independent Directors/Trustees may report violations and potential violations to the applicable CCO (or his or her delegate).

Violations and potential violations of the Code are investigated by the Global Ethics Office.

For all Covered Persons (excluding Independent Directors/Trustees): If a determination is made that a Covered Person has violated the Code, a sanction may be imposed. Sanctions vary based on the severity of the violation(s) and include, but are not limited to:

●	a letter of education;
●	reversal of trades processed in violation of the Code;
●	suspension, demotion or change in Covered Person responsibilities;
●	termination of employment;
●	prohibition of personal trading abilities;
●	disgorgement of profits earned in the Code violation;
●	referral to civil or criminal authorities, where appropriate; or
●	any other sanction, as may be determined by the Global Ethics Office, CCO and/or applicable governance committee.

The Global Ethics Office maintains internal procedures regarding the violation investigation, sanction determination and sanction enforcement process.

In mitigating or eliminating certain conflicts of interest that arise in connection with a Covered Person’s personal trading, a Covered Person may be required to sell a Covered Security that was previously approved. In the event the sale results in a loss, the Covered Person will not be entitled to reimbursement for such loss. In the event of a gain, the Covered Person may be required to disgorge any profit.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

VII.	CODE ADMINISTRATION.

In general, the Global Ethics Office shall be responsible for the administration and oversight of the Code and shall be responsible for:

●	providing Covered Persons with the Code and ensuring that Covered Persons submit the required certifications and reports required under the Code;
●

reviewing the personal trading activities of Covered Persons to identify potential or actual violations of the Code and promptly investigating such matters to resolve and make the appropriate remediations, if needed; and

●	promptly reporting any violations of the Code in writing to the applicable CCO.

In very limited circumstances, certain exceptions to any provision of the Code may be granted on a case by case basis by the applicable CCO or his or her delegate. Such exceptions shall be documented in writing by the Global Ethics Office.

Any questions regarding this Code should be directed to the Global Ethics Office, which may be contacted using the Global Ethics Office support portal via the intranet or via 1.877.331. CODE [2633].

VIII.	REPORTING.

ICL Boards/Committees. At least quarterly, the CCO shall inform the Invesco Canada Funds Independent Review Committee of violations, sanctions imposed, material changes and any other information as may be requested from time to time relating to the Code and for the relevant review period.

Invesco Mutual Funds Board and Invesco ETF Board.

●	Quarterly: At least quarterly, each applicable CCO shall furnish a written report to the applicable Board regarding material violations of the Code by Covered Persons.

●

Annually: No less frequently than annually, each applicable CCO shall furnish a written report to the applicable Board that describes significant issues arising under the Code since the last report to the Board, including information about material violations of the Code and sanctions imposed in response to material violations. The CCO shall certify that the applicable NA Adviser to the Invesco Mutual Funds and Invesco ETFs has adopted procedures reasonably designed to prevent Covered Persons from violating the Code. At this time, the Board shall also review the current Code.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

●

Material Changes to Code. The applicable Committee/Boards mentioned in section VIII of this Code shall approve any material changes made to the Code either prior to implementing such change or no later than six months after the change is implemented.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

EXHIBIT A

The Code of Ethics and Personal Trading Policy for North America shall apply to the following entities (collectively referred to as “Invesco NA”):

SEC registered investment advisers (referred to individually and collectively in the Code as “Invesco NA Adviser”)

●	HarbourView Asset Management Corporation
●	Invesco Advisers, Inc.
●	Invesco Canada Ltd.
●	Invesco Capital Management LLC
●	Invesco Managed Accounts, LLC
●	Invesco Private Capital, Inc.
●	Invesco Senior Secured Management, Inc.
●	Jemstep, Inc.
●	OC Private Capital, LLC
●	OFI Private Investments Inc
●	OppenheimerFunds, Inc.
●	WL Ross & Co, LLC

SEC and FINRA registered broker-dealers

●	Invesco Capital Markets, Inc.
●	Invesco Distributors, Inc.
●	OppenheimerFunds Distributor, Inc.

Invesco Canada Funds, Invesco ETFs and Invesco Mutual Funds (as defined in the Code)

Unit investment trusts sponsored by an Invesco NA Adviser

SEC registered transfer agent: Invesco Investment Services, Inc.

Texas chartered trust company: Invesco Trust Company

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

EXHIBIT B

OVERVIEW OF PERSONAL TRADING REQUIREMENTS

Below are some, but not all, of the common investment instruments and key actions required of Covered Persons (excluding Independent Directors/Trustees) under the Code.

Security Type	Pre-Clearance	Reporting	60-Day Profit Limit Restriction
Funds
Invesco Mutual Funds	No	Yes	Yes
Invesco Canada Funds	No	Yes	Subject to prospectus requirements
Invesco QQQ Trust or the BLDRS Index Fund Trust	Yes	Yes	Yes
Closed-end funds (both affiliated and unaffiliated)	Yes	Yes	Yes
Unaffiliated open-end mutual funds	No	No	No
Equities
Common Stocks	Yes	Yes	Yes
Equity Initial Public Offerings (IPOs)	Prohibited	Prohibited	N/A
Preferred Stock	Yes	Yes	Yes
Derivatives
Futures, Swaps and Options based on individual securities, affiliated ETPs, or heavily-weighted unaffiliated ETPs	Yes	Yes	Yes
Futures, Swaps and Options based on an index of securities, currencies, commodities, and broad-based unaffiliated ETPs.	No	Yes	No
Fixed Income/Bonds
US Treasury	No	No	No
Certificates of Deposit	No	No	No
Money Market Funds	No	No	No
Municipal Bond	Yes	Yes	Yes
Corporate Bond	Yes	Yes	Yes
Exchange-Traded Products (i.e., ETFs, ETCs and ETNs)
Affiliated ETPs	Yes	Yes	Yes
Unaffiliated ETPs with a limited number of underlying securities (20 or less) that include Covered Securities	Yes	Yes	Yes
Unaffiliated ETPs that mirror one equity or have a heavy weighting in one equity (heavy weighting: 25% in an individual issuer)	Yes	Yes	Yes

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

All other unaffiliated broad-based ETPs	No	Yes	No
Invesco Ltd. Stock
Open market	Yes	Yes	Yes
Derivatives on Invesco Ltd. Stock	Prohibited	Prohibited	N/A
Employee Share Purchase Plan Participation	No	No	No
Employee Share Purchase Plan – Vested-Sale	Yes	Yes	No
Stock grants awarded (LTA)	No	No	No
Stock grants vested–sale (LTA)	Yes	Yes	No
Long-Term Fund Awards (LTF)
Invesco Mutual Fund grants awarded	No	No	No
Limited Offerings

Covered Persons may not engage in a Limited Offering without first: (a) giving the Global Ethics Office a detailed written notification describing the transaction and indicating whether or not they will receive compensation; and (b) obtaining prior written permission from the Global Ethics Office.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.